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Exhibit 10.5
                   Letterhead of Capital Resources Group, Inc.
  1211 Connecticut Ave., N.W. Suite 200 Washington, DC 20036 Tel (202)466-5685
                               Fax (202) 466-5695









                       PROPOSAL FOR CONSULTING AND RECORDS
                               MANAGEMENT SERVICES



          in connection with the planned mutual-to-stock conversion of



                               GOSHEN SAVINGS BANK
                                Goshen, New York







                                 January 7, 1997




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                   Letterhead of Capital Resources Group, Inc.
  1211 Connecticut Ave., N.W. Suite 200 Washington, DC 20036 Tel (202)466-5685
                               Fax (202) 466-5695
                                 January 7, 1997


Mr. Clifford E. Kelsey, Jr.
President and Chief Executive Officer
Goshen Savings Bank
1 S. Church Street
Goshen, New York 10924

Dear Mr. Kelsey:

       This letter describes the consulting and records management services that Capital Resources Group, Inc. ("CRG") proposes to provide Goshen Savings Bank (the "Bank") in connection with your planned mutual-to-stock conversion (the "Conversion").

CONSULTING

       Capital Resources will provide general management and financial consulting services to the Bank in preparation for a mutual-to-stock conversion. Further, Capital Resources will provide general financial consulting to the Bank with respect to issues facing stock companies for a year following conversion. Such areas would include loan loss reserves, use of conversion proceeds, business strategies, staffing requirements as a public company, dividend policies, stock repurchases, and reporting as a public company, among others. A representative from Capital Resources will attend Board meetings semi-annually, as requested, to discuss such issues. The Bank will reimburse Capital Resources for out-of-pocket expenses related to such meetings.

RECORDS MANAGEMENT

       CRG proposes to act as your "Conversion Agent" to be responsible for consolidating member accounts of and calculating subscription rights for your depositors and borrowers. Specifically, the services to be provided Goshen Savings shall consist of the following:

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Conversion and Consolidation of Member Files

o Convert depositor and loan customer files to establish a file for the initial mailing of Conversion packages.

       A. Members holding savings accounts as of the specified eligibility record date;

       B. Members holding savings accounts as of the supplemental eligibility record date; and

       C. Members holding savings accounts and/or loans as of the "Other Member" date.

o Build an interim data base as of the latest practical date for the purpose of providing a suspected same ownership report.

o Edit tapes to identify records with missing names and addresses and/or other incomplete information.

o Perform audit to ensure that complete and correct data has been converted.

o      Consolidate accounts with the same registration.

o      Segregate accounts coded "Bad Address" and "No Mail".

o      Household sort accounts residing at the same address.

o      Print consolidated addresses on mailing media.

File Analysis/Solicitation Aids

o Provide a household aggregate dollar balance range survey for determining a target group for stock order solicitation.

o Provide zip code surveys for determining a plan for the mailing of conversion packages.

o      Provide geographic surveys for determining the "Blue Sky" states.

o      Provide a telephone deck for stock order solicitation.

o Provide a list of eligible subscribers coded by eligibility categories according to the "Plan of Conversion".

o Imprint name and address on request cards to non-target members, if applicable.

o Code request cards or subscription forms with eligibility category according to the Plan of Conversion.
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Proxy Form Preparation and Analysis

o Provide list of all members entitled to receive a proxy for voting on the conversion.

o Provide vote range survey for determining a target group for proxy solicitation (if applicable).

o      Imprint name and address on proxy cards.

o      Print the number of eligible votes on the proxy cards.

o      Code IRA and Keogh accounts as applicable.

o      Segregate and produce proxies coded "Bad Address" or "No Mail".

o      Print proxies and sort in household groups for mailing.

o      Tabulate all validly executed proxies.

o      Furnish daily reports to management.

o Produce and mail second mailing proxies (i.e., "Proxygrams") to unvoted target members, if necessary.

o Provide an inspector of elections to attend the special meeting of members.

o Provide proxy vote final list showing all members entitled to vote, if they voted, how they voted and the number of votes voted.

Subscription Preparation and Processing

o      Imprint name and address on subscription forms, if applicable.

o      Imprint code for subscription eligibility category on form.

o Segregate and process subscription forms by category as stated in the Plan of Conversion.

o      Create and maintain a file for all subscribers.

o      Produce and mail acknowledgment letters to subscribers daily.

o      Verify shares purchased daily.

o      Generate reports which confirm shares purchased.

o      Issue a final report and confirm the final shares sold.

o Generate a pricing matrix showing the additional shares for a range of prices (if applicable).

o      Provide to transfer agent data for the issuance of stock certificates.

o      Calculate and generate refund/interest checks.

o      Prepare 1099s for interest at year end.

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FEE SCHEDULE

       For consulting services rendered in connection with this agreement, our fee will be $30,000. For records management services, our fee will be $30,000. The fees for these services will be payable as follows; $15,000 payable upon execution of this proposal and the commencement of our services; $15,000 upon filing of the Application of Conversion; $15,000 upon regulatory approval of the Conversion; and the balance either after the Special Meeting of Members or the termination of the Conversion, whichever is sooner. In the rare event of a recision or resolicitation, an additional fee of $2,500 for resolicitation of stock subscriptions would be payable. In addition, we will bill you on a monthly basis for direct out-of-pocket expenses incurred by us in performing our duties. Such expenses shall include items such as travel (if necessary), communication, shipping/postage, and supplies and shall not exceed $10,000 without prior approval of the Bank.

ADDITIONAL PROVISIONS

       1. Goshen Savings will provide CRG with all information we may normally request in order to carry out the duties under this Agreement. The information shall be provided on magnetic tape in the format required by us and shall include, but not be limited to, names and addresses of all persons or entities holding deposits in Goshen Savings or who are borrowers thereof.

       2. CRG may subcontract with any one or more of its affiliates to perform part or all of its obligations herein with diligence and in a workmanlike manner, and shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of communication or power supply.

       3. Goshen Savings shall indemnify and hold CRG harmless with respect to any damages, liabilities, claims and expenses, unless caused in whole or part by the negligence or willful misconduct by CRG under this Agreement. Under no circumstances shall CRG be responsible for special or consequential damages arising out of CRG's performance of its duties under this Agreement.

       4. All data relating to Goshen Savings' business submitted by the Bank to CRG pursuant to this Agreement will be safeguarded by us and CRG will not disclose confidential information to third persons, except as provided in Paragraph 5 below.
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       5. While all data submitted by Goshen Savings required hereunder is regarded to be disclosed in confidence, nothing herein shall prevent or prohibit disclosure by CRG of any information if it has been made public or if required to be disclosed by any provision of law, rule or regulation, or in those cases where CRG is satisfied that it is liable to any governmental agency or third person, or will be held in contempt for failure to disclose such information.

       6. This Agreement constitutes the entire Agreement between the parties and cannot be changed orally.

       7. Should Goshen Savings decide, at any time during the Conversion process, to discontinue such Conversion, Goshen Savings shall be required to pay CRG only for such work as has been completed up to the time that the Conversion process was stopped, based on an equitable proration of the fee.

       If the terms herein meet with your approval, please execute this contract below and return it to me. I have enclosed a signed copy for your files.

       We look forward to serving you in this capacity.

                                                 Sincerely,

                                                 CAPITAL RESOURCES GROUP, INC.

                                                 /s/ David P. Rochester
                                                 ----------------------------
                                                 David P. Rochester
                                                 Chairman and Chief
                                                   Executive Officer

DPR/ems


Agreed To and Accepted By:

Goshen Savings Bank
/s/ Clifford E. Kelsey, Jr.                         9/13/97
signed                                               date

Clifford E. Kelsey, Jr.
President and Chief Executive Officer